INDEPENDENT AUDITOR'S CONSENT

We consent to the use in the Registration Statement dated May 31, 2000 on Form S-8 of Restaurant Teams International, Inc. of our report dated April 7, 2000, accompanying the financial statements of Restaurant Teams International, Inc. incorporated by reference into such Registration Statement.

HEIN + ASSOCIATES LLP
Certified Public Accountants

May 26, 2000
Dallas, Texas